EXHIBIT 4.1

Interactive Data
14 Wall Street
New York, New York  10005

October 5, 1998

Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, Illinois  60181

         Re:     Insured Municipals Income Trust and Investors' Quality
               Tax-Exempt Trust, Multi-Series 306 (A Unit Investment Trust)
              Registered Under the Securities Act of 1933, File No. 333-59223
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Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                   Very truly yours,

                                   James Perry
                                   Vice President